Exhibit 99.3

ASSET SERVICES AGREEMENT

THIS ASSET SERVICES AGREEMENT (the “Agreement”) is made as of this 31st day of March, 2009, by and among The First Marblehead Corporation, a Delaware corporation (“FMC”), First Marblehead Education Resources, Inc., a Delaware corporation (together with FMC, “Advisor”), VCG Owners Trust, a Delaware statutory trust (“Owner”), and VCG Securities LLC, a Florida limited liability company (“Vanquish Investor”).

RECITALS

WHEREAS, pursuant to the terms of the Purchase Agreement, dated as of March 31, 2009 (the “Purchase Agreement”), among the parties hereto, FMC agreed to sell and Owner agreed to purchase the Trust Certificate (as defined herein) of NC Residuals Owners Trust, a Delaware statutory trust (the “Company”), formed by the statutory conversion of GATE Holdings, Inc., a Delaware corporation, effective March 31, 2009;

WHEREAS, the Company is the owner or beneficial owner (through NC Owners LLC, (formerly known as The National Collegiate Funding LLC)) of certain certificates of beneficial ownership interests (the “Residuals”) of certain trusts listed in the Purchase Agreement (the “NCSLT Trusts”) and each of those NCSLT Trusts owns a portfolio of private credit student loans (the “Student Loans”);

WHEREAS, Owner desires to retain Advisor to provide certain advice and services to Owner with respect to the Residuals, the NCSLT Trusts and the Student Loans as more fully described herein, on the terms and conditions hereinafter set forth; and

WHEREAS, Owner and FMC are party to the Data Sharing and License Agreement, and FMC is entering into this Agreement in order to be bound by certain of the terms and provisions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the covenants contained in this Agreement, and other good and valuable consideration, it is hereby agreed as follows:

1.             DEFINITIONS.

1.1           “Administrator” means First Marblehead Data Services, Inc., a Massachusetts corporation.

1.2           “Adverse Consequences” means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, interest, costs, liabilities, obligations, taxes, liens, losses, amounts paid in settlement, expenses and fees, including court costs and reasonable attorneys’ fees and expenses related thereto.

1.3           “Advisor” has the meaning set forth in the preamble.

1.4           “Advisory Fee” has the meaning set forth in Section 5.

1.5           “Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with the Person specified.  A Person shall be deemed to control another Person if the controlling Person owns 50% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

1.6           “Agreement” has the meaning set forth in the preamble.

1.7           “Applicable Law” means as of the time of reference, with respect to Student Loans and advising on the Student Loans, all of the following: (i) all contractual obligations of Advisor set forth in this Agreement; (ii) all applicable federal, state and local legal and regulatory requirements (including statutes, rules, regulations and ordinances and including the Privacy Requirements); (iii) all other applicable requirements and guidelines of each governmental agency, board, commission, instrumentality and other governmental body having jurisdiction; and (iv) all other applicable judicial and administrative judgments, orders, stipulations awards, writs and injunctions.

1.8           “Assignment and Assumption Agreement” means an agreement substantially in the form of Exhibit A attached hereto which sets forth certain representations, warranties and covenants of such assignee and provides for, among other things, the adoption, assumption and performance by such assignee of (i) the Data Sharing and License Agreement including all of the terms and conditions set forth therein, (ii) each of the tax representations, warranties and covenants contained in Schedule 5.5 of the Purchase Agreement and (iii) the covenants contained in Section 5.6 of the Purchase Agreement.

1.9           “Bankruptcy Code” has the meaning set forth in Section 10.4.

1.10         “Borrower” means the person, or all persons collectively, including all students, cosigners, co-borrowers, guarantors, endorsers and accommodation parties, who have executed a promissory note or credit agreement individually or, in the case of multiple borrowers, severally and jointly, on a Student Loan.

1.11         “Borrower Information” means (a) NPPI and (b) any personally identifiable information or records in any form (oral, written, graphic, electronic, machine-readable or otherwise) relating to a Borrower, including, but not limited to: a Borrower’s name, address, telephone number, Social Security number, e-mail address, account number, loan payment or transactional account history or account status; and the fact that the Borrower has a relationship with Owner. “Borrower Information” does not include: (x) information lawfully received by Advisor or any of its Affiliates in any capacity other than under this Agreement (e.g., as prior owner of the Student Loans, as an Affiliate of such owner, or as an administrator of the trusts listed on Schedule 1.6) or (y) Deidentified Data.

1.12         “Cash Flows” means amounts payable to the holder(s) of the Residuals from the payments thereon.

1.13         “Closing Date” means April 6, 2009, or such other date as the parties shall mutually agree.

1.14         “Company” has the meaning set forth in the recitals.

1.15         “Consumer Information” means Borrower Information that is classified as “consumer information” under the definition of that term found in 16 C.F.R. Part 682.

1.16         “Data Sharing and License Agreement” means that certain Data Sharing and License Agreement by and between Owner and FMC dated as of March 31, 2009.

1.17         “Deidentified Data” has the meaning set forth in the Data Sharing and License Agreement.

1.18         “Disclosing Party” means a party disclosing Proprietary Information to another party.

1.19         “Disclosure Schedule” has the meaning set forth in the Purchase Agreement.

1.20         “Financing” means any financing transaction undertaken by Owner or an Affiliate that is secured, directly or indirectly, by the Trust Certificate or all or any portion of the Residuals.

1.21         “FMC” has the meaning set forth in the preamble.

1.22         “Governmental Authority” means the federal government of the United States, any state government or any political subdivision of either or any agency, court or body of the federal government of the United States, of any state or of any other political subdivision of either, exercising executive, legislative, judicial, regulatory or administrative functions.

1.23         “Indemnification Agreement” means the indemnification agreement entered into by and between The First Marblehead Corporation, a Delaware corporation, VCG Owners Trust, a Delaware statutory trust, and VCG Securities LLC, a Florida limited liability company.

1.24         “Indemnified Party” or “Indemnified Parties” have the meanings set forth in Section 6.3.

1.25         “Indemnifying Party” has the meaning set forth in Section 6.3.

1.26         “Indenture Trustee” means U.S. Bank National Association, as the indenture trustee under each NCSLT Trust’s respective indenture.

1.27         “Independent Accountants” means a nationally recognized firm of independent certified public accountants to be agreed upon by Advisor and Owner other than any firm which performs, or within the past three years has performed, audits or financial statement reviews or financial statement compilations for any of the Company, NCSLT Trusts, NC Owners LLC (f/k/a The National Collegiate Funding LLC), Advisor, Owner or Vanquish Investor.

1.28         “Information Security Program” means written policies and procedures adopted and maintained to (a) ensure the security and confidentiality of Borrower Information; (b) protect against any anticipated threats or hazards to the security or integrity of Borrower Information and (c) protect against unauthorized access to or use of Borrower Information that could result in substantial harm or inconvenience to Owner or any Borrower.

1.29         “Interagency Guidelines” means the Interagency Guidelines Establishing Information Security Standards and codified at 16 C.F.R. Part 314.

1.30         “Knowledge” means actual knowledge without independent investigation.

1.31         “Method” has the meaning set forth in Section 11.

1.32         “NCSLT Trusts” has the meaning set forth in the recitals.

1.33         “NPPI” means “nonpublic personal information” as such term is defined in the Privacy Requirements.

1.34         “Owner” has the meaning set forth in the preamble.

1.35         “Payment Date” has the meaning set forth in Section 5.

1.36         “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity or a governmental entity (or any department, agency or political subdivision thereof).

1.37         “Privacy Requirements” means (a) Title V of the Gramm-Leach-Bliley Act, 15 U.S.C. 6801 et seq.; (b) federal regulations implementing such act and codified at 16 C.F.R. Part 313; (c) Interagency Guidelines and (d) other applicable federal laws, rules, regulations and orders relating to the privacy and security of Borrower Information.

1.38         “Proprietary Information” means information (other than Borrower Information) that is a trade secret of the Disclosing Party or is information which (a) is not generally ascertainable from public or published information, (b) provides the Disclosing Party with a competitive business advantage and (c) if disclosed by the Receiving Party might cause competitive harm or otherwise adversely impact the interests of the Disclosing Party, including, without limitation, any of the same relating to or owned by any subsidiary or Affiliate of the Disclosing Party.  Proprietary Information includes financial information, records, forecasts, pool data, origination and servicing data, cost and expense data, marketing and customer data, delinquency, default and recovery statistics, loan program parameters, risk management strategies, recovery strategies and such other information (other than Borrower Information) as may be supplied by the respective parties. Proprietary Information specifically excludes:

(a)           ideas and information which, at the time of disclosure are in the public domain or which, after disclosure, become part of the public domain through publication or otherwise through no fault of the Receiving Party;

(b)           ideas and information which the Receiving Party can show are lawfully in its possession at the time of disclosure and were not acquired, directly or indirectly, from the Disclosing Party or any of its Affiliates;

(c)           ideas and information which are legitimately furnished to the Receiving Party as a matter of right and without a binder of confidentiality from a third party; and

(d)           ideas and information developed independently and which the Receiving Party can show by contemporaneous records were developed without reference to Proprietary Information received from the Disclosing Party or any of its Affiliates.

In the event that any Proprietary Information is or becomes the subject of one or more patents, copyrights or applications therefore, the Receiving Party agrees and understands that the Disclosing Party will have all the rights and remedies available to it as a result of such patents, copyrights or applications.

For the avoidance of doubt, “Proprietary Information” will not include (i) each of the monthly or quarterly reports delivered to investors or, with respect to each of the NCSLT Trusts that issued securities to the public, made publicly available on FMC’s website relating to such NCSLT Trusts, (ii) each of the documents and agreements filed by each of the NCSLT Trusts that issued securities to the public with the Securities and Exchange Commission or delivered to investors in connection with a private placement by the NCSLT Trusts and (iii) each of the documents and agreements related to the issuance of securities by the NCSLT Trusts.

1.39         “Purchase Agreement” has the meaning set forth in the recitals.

1.40         “Receiving Party” means a party receiving another party’s Proprietary Information.

1.41         “Residuals” has the meaning set forth in the recitals.

1.42         “Seller” means The First Marblehead Corporation, a Delaware corporation.

1.43         “Student Loans” has the meaning set forth in the recitals.

1.44         “Tax” or “Taxes” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium,

windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

1.45         “Trust Certificate” has the meaning set forth in the Purchase Agreement.

1.46         “Updates” has the meaning set forth in the Data Sharing and License Agreement.

1.47         “Update Vendor” has the meaning set forth in the Data Sharing and License Agreement.

1.48         “Vanquish Investor” has the meaning set forth in the preamble.

Capitalized terms used but not otherwise defined shall have the meaning set forth in the Indemnification Agreement or the Data Sharing and License Agreement, as applicable.

2.             ADVISORY SERVICES.

2.1           Appointment.  Owner hereby appoints Advisor, and Advisor hereby agrees to act, as asset advisor to Owner in connection with the Residuals upon the terms and conditions set forth herein.  Advisor, as independent contractor, shall perform the duties set forth herein in accordance with Applicable Law.

2.2           Duties of Advisor.  Advisor shall provide Owner with the following services:

(a)           Residual analysis and valuation optimization services;

(b)           Advisory services related to funding strategy and optimization;

(c)           Advisory services related to rating agency strategy and process management;

(d)           Investor consultation and outreach services;

(e)           Monitoring services with respect to the service providers to the NCSLT Trusts, including, without limitation, program lenders, consumer and securitization lawyers, accountants and auditors, trustees and providers of loan servicing, collection and origination services;

(f)            Reporting services to Owner, on a quarterly basis, with respect to each of the items described in clauses (a) through (e) inclusive;

(g)           Consulting services to Owner with respect to potential financing sources, rating agencies and financial guaranty insurers, utilizing proprietary cash flow modeling, so as to optimize the economics of the Residuals;

(h)           Data management and reporting services including, without limitation, the creation of a deidentified copy of the Borrower Information through the removal of all personally identifiable information from such Borrower Information;

(i)            Such other consulting and advisory services as may be reasonably requested from time to time by Owner; and

(j)            Provide the services of Update Vendor as described in Section 2.1 of the Data Sharing and License Agreement;

provided, however, that in addition to the resources, facilities, general staff, data and proprietary knowledge of Advisor which shall be utilized, to the extent Advisor deems necessary and appropriate to the provision of services to Owner, the aggregate services provided to Owner pursuant to this Section 2.2 by Advisor’s analysts and other professional staff (but not including non-professional staff) shall be a minimum of 500 person-hours per calendar quarter not to exceed 1,000 person-hours per calendar quarter.

2.3           Instruction to Servicers.  Owner shall instruct servicers of the Student Loans, or the administrator of the NCSLT Trusts, to send all monthly reports relating to the Student Loans provided by such servicers to Advisor throughout the term of this Agreement.

3.             REPRESENTATIONS AND WARRANTIES OF ADVISOR.

3.1           Advisor is a corporation, duly organized, validly existing and in good standing under the laws of the state of Delaware.

3.2           There are no actions, suits, proceedings or investigations pending or to Knowledge of Advisor, threatened against Advisor, before any Governmental Authority having jurisdiction over Advisor or any of its respective properties: (i) asserting the invalidity of this Agreement or any of the other transaction documents or (ii) seeking to prevent the consummation of any of the transaction contemplated by this Agreement or any of the other transaction documents.

3.3           No consent, approval, authorization, or order of any court, governmental agency or other body, third party, or shareholders relating to the execution, delivery and performance of this Agreement is required as to Advisor, or if required, such consent, approval, authorization, or order has been obtained.

3.4           Advisor has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder.  This Agreement has been duly executed and delivered by Advisor and is the valid and binding obligation of Advisor enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).  The execution and delivery of this Agreement and the performance by Advisor of the services contemplated hereby will not conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a default under or a violation of, any statute, regulation, order, judgment or decree applicable to Advisor, or any instrument, contract or other agreement to which Advisor is a party.

4.             LIMITATIONS ON ADVISOR’S POWERS; CERTAIN COVENANTS OF OWNER AND VANQUISH INVESTOR.

4.1           Notwithstanding anything herein to the contrary, Advisor’s responsibilities are consultative only, and Advisor shall have no power to take any action on behalf of Owner, or to cause Owner to be responsible for taking any action.  Notwithstanding the foregoing, Advisor shall have the right, when providing services to Owner, to manage Borrower Information in a manner it deems reasonably necessary or appropriate to maximize its right to receive and use data under this Agreement and the Data Sharing and License Agreement.  Owner agrees that it will not adopt, and will not cause the NCSLT Trusts to adopt, a privacy policy with respect to the Student Loans that is inconsistent with Advisors’ rights hereunder or under the Data Sharing and License Agreement.

4.2           In further consideration of the provision of the services contemplated by this Agreement by Advisor, each of Owner and Vanquish Investor agrees and covenants that it shall (i) neither use nor disclose Borrower Information or Deidentified Data for any purpose resulting in a competitive harm to, or otherwise adversely affecting the business of, Seller and its Affiliates; (ii) not terminate the Data Sharing and License Agreement for any reason other than in accordance with Section 3 thereof, including giving effect to any applicable cure period provided therein and (iii) not cause the removal of First Marblehead Data Services, Inc. as administrator of the NCSLT Trusts without the prior written consent of Advisor, except to the extent required by the indenture trustee under any of the indentures or under any of the administration agreements to which any of the NCSLT Trusts is party.  For the avoidance of doubt, disclosure of Borrower Information or Deidentified Data in connection with a Financing shall not be deemed to result in competitive harm to Seller.

5.             COMPENSATION OF ADVISOR.  As compensation for the performance of Advisor’s obligations under this Agreement and as reimbursement for its expenses related thereto, Advisor shall be entitled to an advisory fee (the “Advisory Fee”) payable as follows:

(a)           An amount payable on the twenty-fifth day of each calendar month, or if such day is not a business day, then the next business day (each, a “Payment Date”) at a rate equal to 1/12 of 0.63% of the aggregate outstanding principal balance of the Student Loans owned by the NCSLT Trusts (including any capitalized interest added to such principal balance in accordance with the terms for the Student Loan notes as reported by the services of the Student Loans) as of the last day of the previous calendar month; provided, that the Advisory Fee shall be earned but Advisor shall not have the right to receive the Advisory Fee except to the extent that Cash Flows are paid from distributions made by each of the NCSLT Trusts on such Payment Date.  To the extent that Advisor has earned but not received fees for any prior month, any Cash Flows that are paid from distributions made by one or more of the NCSLT Trusts shall be allocated as follows:

(i)            for each Payment Date occurring in each of the sixty (60) calendar months commencing with the first calendar month in which Cash Flows are paid from distributions made by one or more of the NCSLT Trusts, 60% of such amounts shall be directed by Owner to be paid to Advisor;

(ii)           for each Payment Date occurring on or after the sixty-first (61st) calendar month after the first calendar month in which Cash Flows are paid from distributions made by one or more of the NCSLT Trusts until all earned but unpaid Advisory Fees are paid in full, 40% of such amounts shall be directed by Owner to be paid to Advisor; and

(iii)          for each Payment Date occurring thereafter, an amount equal to the monthly Advisory Fee shall be directed by Owner to be paid to Advisor in full payment of the monthly Advisory Fee.

(b)           Prior to the first Payment Date, Owner shall provide standing instructions, which shall not be amended or revoked without the consent of Advisor, to the Indenture Trustee and Administrator for each of the NCSLT Trusts to make all payments in respect of Cash Flows to be paid to Advisor and to Owner in accordance with this Section 5.

(c)           For the avoidance of doubt, under no circumstance will any monthly Advisory Fee be paid by the Company unless the Company has received Cash Flows.

(d)           In the event that Advisor or any of its Affiliates acquires or purchases all or any portion of the Residuals of the NCSLT Trusts from Owner subsequent to the Closing Date, the Student Loans owned by such NCSLT Trusts shall be excluded from the calculation of the Advisory Fee pursuant to this Section 5 effective beginning immediately following the next Payment Date.

6.             LIABILITY; INDEMNITY.

6.1           In addition to the provisions set forth in Section 10 hereof, Owner and Vanquish Investor jointly and severally agree to indemnify, defend and hold harmless Advisor (which term for the purposes of this Agreement includes its directors, officers, employees, agents and representatives) against and from all losses, costs, expenses (including reasonable attorneys’ fees and expenses), claims, damages or liabilities, joint or several (and all actions, suits, claims, proceedings and investigations in respect thereof, including court costs and reasonable attorneys’ fees and expenses related thereto), to which Advisor may become subject in connection with (i) material breach by either Owner or Vanquish Investor of any of its respective representations, warranties or covenants contained herein, (ii) willful misconduct, gross negligence or bad faith by either Owner or Vanquish Investor in the performance of its respective duties hereunder, (iii) by reason of the reckless disregard by either Owner or Vanquish Investor of its respective obligations and duties under this Agreement or (iv) any use or disclosure, by Owner or Vanquish Investor or any of their respective affiliates of the data that is contrary to Applicable Law.

6.2           Advisor agrees to indemnify, defend and hold harmless Owner and Vanquish Investor (which term for the purposes of this Agreement includes its respective directors, officers, employees, agents and representatives) against and from all losses, costs, expenses (including reasonable attorneys’ fees and expenses), claims, damages or liabilities, joint or several (and all actions, suits, claims, proceedings and investigations in respect thereof, including court costs and reasonable attorneys’ fees and expenses related thereto), to which Owner or Vanquish Investor may become subject in connection with (i) material breach by Advisor of any of its respective representations, warranties or covenants contained herein, (ii) willful misconduct, gross negligence or bad faith by Advisor in its performance of its duties hereunder, (iii) by reason of the reckless disregard by Advisor of its obligations and duties under this Agreement or (iv) any use or disclosure, by Advisor or any of its respective affiliates of the data that is contrary to Applicable Law.

6.3           A party obligated to provide indemnification under this Section 6 (an “Indemnifying Party”) shall reimburse the indemnified parties of the other party (the “Indemnified Parties”) for all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and disbursements) (a) as such expenses are incurred in connection with investigating, preparing to defend or defending any such action, suit, claim or proceeding (including any inquiry or investigation) with respect to any claim against the other party related to an assessment by the Internal Revenue Service against the other party for a deficiency in the payment of federal income taxes, resulting from either (i) the failure of the Indemnifying Party to pay any Taxes required to be paid hereunder or (ii) the material breach by the Indemnifying Party of any representation, warranty or covenant contained herein, whether or not an Indemnified Party is a party thereto; provided that the Indemnified Parties shall submit invoices to the Indemnifying Party within 15 days of receipt from any third parties providing services to the Indemnified Parties in connection with such defense; provided further that the maximum payment for each calendar month during which the Indemnified Parties are entitled to reimbursements hereunder shall be $50,000 with any unused amounts to be applicable for expenses in subsequent months and any amounts remaining thereafter to be reimbursed by the Indemnifying Party following final disposition of any such action, claim or proceeding and (b) following final disposition of any other such action, suit, claim or proceeding.  If an Indemnified Party makes a claim under this Section 6 for payment or reimbursement of expenses, such expenses shall be paid or reimbursed promptly upon receipt of appropriate documentation relating thereto even if the Indemnifying Party reserves the right to dispute whether this Agreement requires the payment or reimbursement of such expenses.

6.4

An Indemnified Party shall give written notice to the Indemnifying Party of any claim with respect to which it seeks indemnification promptly after the discovery by such party of any matters giving rise to a claim for indemnification; provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6 unless and to the extent that the Indemnifying Party shall have been materially prejudiced by the failure of such Indemnified Party to notify such party. Such notice shall describe in reasonable detail such claim. In case any such action, suit, claim or proceeding is brought against an Indemnified Party, the Indemnified Party shall be entitled to hire, at its own expense, separate counsel and participate in the defense thereof; provided, however, that the Indemnifying Party shall be entitled to assume and conduct the defense, unless the Indemnifying Party determines otherwise and following such determination the Indemnified Party assumes responsibility for conducting the defense (in which case the Indemnifying Party shall be liable for any fees and out-of-pocket expenses reasonably incurred by the Indemnified Party in connection with assuming and conducting the defense). If the Indemnifying Party assumes the defense of any claim, all Indemnified Parties shall thereafter deliver to the Indemnifying Party copies of all notices and documents (including court papers) received by the Indemnified Party relating to the claim, and any Indemnified Party shall cooperate reasonably in the defense or prosecution of such claim. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such claim and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. No Indemnifying Party shall be liable for any settlement of any action, suit, claim or proceeding effected without its written consent; provided, however, the Indemnifying Party shall not unreasonably withhold, delay or condition its consent. The Indemnifying Party further agrees that it will not, without the Indemnified Party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification may be sought hereunder unless such settlement or compromise includes an unconditional release of each Indemnified Party from all liability arising out of such action, suit, claim or proceeding.

6.5

The obligations of the Indemnifying Party under this Section 6 shall survive the Closing Date. Except as otherwise set forth in Section 10.2 of this Agreement, the indemnity contained in this Section 6 shall be the sole and exclusive monetary remedy of Indemnified Parties for any inaccuracy of any representation or warranty or any other breach of any covenant or agreement contained in this Agreement; provided that nothing herein shall limit in any way any such parties’ remedies in respect of fraud by the other party in connection with the transactions contemplated hereby. The Indemnifying Party consents to personal jurisdiction, service and venue in any court in the continental United States in which any claim subject to this Agreement is brought against any Indemnified Party.

6.6

The amount the Indemnifying Party shall pay to the Indemnified Party with respect to a claim made pursuant to this Section 6 shall be an amount equal to the Adverse Consequences incurred by the Indemnified Party with respect to such claim, after giving effect to any taxes payable by the Indemnified Party on receipt of any indemnification hereunder with respect to such claim and any tax benefit actually realizable (including deductions) by the Indemnified Party with respect to such claim for tax purposes.

7.

CONFIDENTIALITY.

7.1

Proprietary Information Generally. Receiving Party covenants and agrees to use all information provided to it pursuant to this Agreement, by Disclosing Party or on behalf of Disclosing Party in accordance with Applicable Law. Receiving Party further acknowledges and agrees that all Proprietary Information provided to it pursuant to this Agreement, by Disclosing Party or on behalf of Disclosing Party, is considered confidential or proprietary and is provided to Receiving Party to enable Receiving Party to perform the services and related functions set forth in this Agreement. Receiving Party shall hold all Proprietary Information and Borrower Information in confidence and shall not disclose nor use such Proprietary Information other than for the purposes contemplated by this Agreement without the prior written consent of Disclosing Party. Receiving Party shall limit the use and circulation of such information, even within its own organization, solely to the extent necessary to perform its obligations under this Agreement, notwithstanding any provision in this Agreement to the contrary.

7.2

Specific Confidentiality Requirements. To secure the confidentiality attaching to Proprietary Information, Receiving Party shall:

(a)                                  except for the maintenance of certain records at off-site storage locations for archival purposes, keep all documents and any other material containing or incorporating any Proprietary Information at the usual place of business of the Receiving Party, subject to physical access restrictions acceptable to the Disclosing Party;

(b)                                 not use, reproduce, transform or store any Proprietary Information in any externally accessible computer or electronic information retrieval system unless such computer or system is secure against unauthorized access through the use of commercially reasonable systems and procedures;

(c)                                  allow access to Proprietary Information exclusively to those employees of Receiving Party who have a need to see and use such Proprietary Information pursuant to this Agreement, and shall inform each such employee of the confidential nature of Proprietary Information and of the obligations of Receiving Party in respect thereof;

(d)                                 allow access to Proprietary Information exclusively to those representatives, agents or subcontractors who have a need to see and use such Proprietary Information pursuant to this Agreement, inform the Disclosing Party with respect to the identity and scope of such access and inform each such representative, agent or subcontractor of the confidential nature of Proprietary Information and of the obligations of Receiving Party in respect thereof;

(e)                                  make copies of Proprietary Information only to the extent that the same is required for the purposes of this Agreement; and

(f)                                    if requested by the Disclosing Party, cause any employee, representative, agent or subservicer of Receiving Party to enter into a non-disclosure agreement with the Disclosing Party to protect Proprietary Information in a manner satisfactory to the Disclosing Party.

7.3

Borrower Information. Borrower Information is subject the Privacy Requirements and other restrictions on disclosure by Owner. Advisor agrees to maintain the confidentiality of such data and not to make any use whatsoever of Borrower Information other than providing the services set forth in this Agreement, without the consent of Owner. Owner expressly authorizes and directs the disclosure of such data to Advisor and any Affiliate thereof for the purposes set forth in this Agreement. Nothing herein will be construed to limit the rights granted under the Data Sharing and License Agreement, to restrict Advisor’s rights to information that is not Borrower Information or to prohibit disclosure of any information to regulatory agencies, rating agencies, attorneys, accountants, agents, subcontractors, servicers and consultants, and the employees and agents of any of the foregoing, who are obliged to respect the confidentiality thereof, or as required by law. Advisor covenants and agrees that it shall only use the Borrower Information for lawful purposes, and subject to all restrictions on receipt or use of data under any Applicable Law, including, without limitation, the Privacy Requirements. The parties agree that such lawful use shall include Advisor, acting as a service provider retained by Owner, providing monthly Updates of Deidentified Data pursuant to the Data Sharing and License Agreement.

(a)                                  Privacy of Borrower Information under Gramm-Leach-Bliley Act. Except as otherwise expressly set forth in this Agreement:

(i) All Borrower Information in the possession of Advisor, other than information independently obtained by Advisor or its Affiliates and not derived in any manner from information obtained under or in connection with this Agreement is and shall remain confidential and proprietary information of Owner.

(ii) Advisor shall not disclose Borrower Information to any person or entity, including, but not limited to, any of Advisor’s employees, agents, or contractors, or any third party which is not an Affiliate of Advisor, except to the extent necessary to carry out Advisor’s express obligations under this Agreement.

(b)                                 Use of Borrower Information under Gramm-Leach-Bliley Act. Except in accordance with this Agreement, Advisor shall not use Borrower Information for any purpose except to the extent necessary to carry out its express obligations under this Agreement.

(c)                                  Protection and Security of Borrower Information under Applicable Law.

(i)  Advisor shall maintain at all times an Information Security Program.   Advisor shall provide Owner with a copy of its Information Security Program upon request and shall notify Owner of any changes to its Information Security Program.

(ii)  Advisor shall assess, manage, and control risks relating to the security and confidentiality of Borrower Information and shall implement the standards relating to such risks in the manner set forth in the Interagency Guidelines.

(iii) Without limiting the scope of the above, Advisor shall use at least the same physical and other security measures to protect all Borrower Information in Advisor’s possession or control, as Advisor uses for its own confidential and proprietary information.

7.4

Exception for Disclosure under Legal Process or Request by Governmental Authority. Receiving Party shall not be liable for the disclosure of any Proprietary Information, if such disclosure is made pursuant to legal process or request by Governmental Authority; provided, however, that Receiving Party shall exercise the same efforts to protect the confidentiality of such Proprietary Information as it would for its own Proprietary Information pursuant to legal process or request by Governmental Authority and shall make no such disclosure without giving at least thirty (30) days, or a shorter period if legally required when process is received, written notice to the Disclosing Party, together with a copy of the legal process or request by Governmental Authority compelling any such disclosure.

7.5

Procedures for Security Breaches. In the event Advisor knows or reasonably believes that there has been any unauthorized access (or attempted unauthorized access) to Borrower Information in the possession or control of Advisor that compromises (or threatens to compromise) the security, confidentiality or integrity of such Borrower Information, Advisor, as applicable, shall take the following actions:

(a)                                  immediately notify Owner of such unauthorized access or attempted unauthorized access;

(b)                                 take commercially reasonable steps to remedy the circumstances that permitted any such unauthorized access to occur;

(c)                                  take commercially reasonable steps to prohibit further disclosure of Proprietary Information or Borrower Information; and

(d)                                 permit Owner or its agents to investigate the scope and content of the unauthorized access and pay any reasonable costs of computer forensics experts retained by Owner for such purpose.

7.6

Destruction of Consumer Information. As part of the Information Security Program, Advisor shall take appropriate measures to properly dispose of Consumer Information. These measures will include, at a minimum:

(a)                                  Burning, pulverizing or shredding of papers containing Consumer Information so that the Consumer Information cannot practicably be read or reconstructed;

(b)                                 Ensuring the destruction or erasure of electronic media containing Consumer Information so that the Consumer Information cannot practicably be read or reconstructed; and/or

(c)                                  Ensuring that any third party who performs the activities described in (a) and (b) on behalf of Advisor above does so in a manner consistent with this Section 7.6.

Advisor shall ensure that it does not retain Consumer Information for longer than it needs such information to perform its obligations hereunder. Advisor’s policy shall require that such information is reviewed and destroyed on a routine basis consistent with its disposal policy. Advisor shall, upon the reasonable request of Owner, provide to Owner a certificate of destruction as prescribed by Advisor. It is understood that information sent in an intangible or electronic format cannot be removed, erased or otherwise deleted from archival systems (also known as “computer or system back-ups”) but that such information will continue to be protected under the confidentiality requirements contained in this Agreement for as long as such information remains accessible and/or vulnerable to unauthorized access use or disclosure. Notwithstanding anything to the contrary contained herein, Advisor may retain an archival copy of any document for its permanent records to the extent required by applicable law or regulation of Advisor’s document retention policy. The rights and obligations of the parties under this Agreement will survive any return or destruction of Consumer Information.

7.7

Remedies for Breach of Confidentiality Obligation. The parties agree that any breach or threatened breach of Sections 7.1 through 7.6 of this Agreement by the Receiving Party would cause not only financial harm, but irreparable harm to the Disclosing Party; and that money damages will not provide an adequate remedy for such harm. In the event of a breach or threatened breach of Sections 7.1 through 7.6 of this Agreement by Receiving Party, the Disclosing Party shall, in addition to any other rights and remedies it may have, be entitled to an injunction (without the necessity of posting any bond or surety) restraining the Receiving Party from disclosing or using, in whole or in part, any Proprietary Information.

7.8

Cooperation in Connection with Financing Transactions. Each of the parties agrees to provide such information and cooperation as the other parties hereto may reasonably request in connection with any financing transaction.

8.                                       ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties’ successors and permitted assigns. However, neither this Agreement nor any of the rights of the parties hereunder may be transferred or assigned by either party hereto, except that (i) Advisor may assign its rights and obligations hereunder to any Affiliate and (ii) Owner and Vanquish Investor shall assign their rights and obligations hereunder to a third party transferee of the Trust Certificate and/or all or any portion of the Residuals; provided, however, that any party desiring to assign its rights and obligations hereunder shall deliver five days’ prior written notice thereof to the other parties, identifying the transferee; provided, further, that prior to or simultaneous with any transfer of the Trust Certificate and/or all or any portion of the Residuals, Owner and Vanquish Investor shall require such third party, and such third party shall agree, to execute and deliver an Assignment and Assumption Agreement; provided, further, that, in the event that Advisor determines in its reasonable discretion that it would be unable to provide services set forth in this Agreement to such third party due to any prohibition by a Governmental Authority relating to such third party, Advisor shall promptly notify Owner and Vanquish Investor and Owner and Vanquish Investor shall not assign its rights and obligations hereunder to such third party. Any attempted transfer or assignment in violation of this Section 8 shall be void.

9.                                       RELATIONSHIP OF THE PARTIES. Nothing contained in this Agreement is intended or is to be construed to constitute Advisor and Owner as partners or joint venturers or either party as an employee of the other party. Neither party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any contract, agreement or undertaking with any third party. The services to be performed by Advisor hereunder are consultation services only. Owner shall at all times be free to accept or reject the advice rendered by Advisor hereunder in its sole discretion.

10.                                 TERMINATION AND TERMINATION FEE; EQUITABLE RELIEF.

10.1                           Termination.

(a)                                  If Advisor (i) materially breaches this Agreement or (ii) substantially fails to perform the services Advisor is required to perform hereunder, in either case following written notice to Advisor of such breach or failure, Advisor shall cure such breach or provide such services in a reasonably satisfactory manner to Owner, as the case may be within sixty (60) days of such written notice. If a disagreement or conflict arises between Advisor and Owner as to whether Advisor has cured such breach or provided such services in a reasonably satisfactory manner to Owner, as the case may be, the parties shall submit to non-binding mediation before a mediator supplied by a mediation organization agreed to by the parties; provided, however, that such mediation organization be reasonably competent to adjudicate disagreements or conflicts involving delivery of services by fund managers or fund advisors. If mediation does not resolve the matter within sixty (60) days after such submission, then the matter shall be finally resolved by a single arbitrator acting under the rules of the American Arbitration Association. The arbitrator may grant injunctive or other relief in such dispute or controversy including the removal of Advisor. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction, and the parties irrevocably consent to the jurisdiction of the Federal and state courts located in the City and State of New York for this purpose. The parties shall bear the expenses of such arbitration, including the attorneys’ fees and expenses of the parties, in such proportion as the arbitrator shall determine.

(b)                                 If Advisor (i) is wound up or dissolved or there is appointed over it or a substantial portion of its assets in connection with any winding up, liquidation, reorganization or other relief under any bankruptcy, insolvency, receivership or similar law, a receiver, administrator, administrative receiver, trustee or similar officer, (ii) ceases to be able to, or admits in writing its inability to, pay its debts as they become due and payable, or makes a general assignment for the benefit of, or enters into any composition or arrangement with, its creditors generally, (iii) applies for or consents (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, trustee, assignee, custodian, liquidator or sequestrator (or other similar official) of Advisor or of any substantial part of its properties or assets in connection with any winding up, liquidation, reorganization or other relief under any bankruptcy, insolvency, receivership or similar law, or authorizes such an application or consent, or proceedings seeking such appointment are commenced without such authorization, consent or application against Advisor and continue undismissed for 60 consecutive days, (iv) authorizes or files a voluntary petition in bankruptcy, or applies for or consents (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, reorganization, arrangement, readjustment of debt, insolvency or dissolution, or authorizes such application or consent, or proceedings to such end are instituted against Advisor without such authorization, application or consent and are approved as properly instituted and remain undismissed for 60 consecutive days or result in adjudication of bankruptcy or insolvency or (v) permits or suffers all or any substantial part of its properties or assets to be sequestered or attached by court order and the order remains undismissed for 60 consecutive days; in any such case Owner may immediately terminate Advisor; provided that any such action or proceeding described in clauses (i) through (v) shall not be cause for termination of Advisor by Owner if such action or proceeding relates to Union Federal Savings Bank.

10.2

Termination Fee. Termination of Advisor for any reason, other than pursuant to Section 10.1(a) or Section 10.1(b) of this Agreement, shall constitute wrongful termination. Upon any wrongful termination of Advisor by Owner or Vanquish Investor, Owner and Vanquish Investor jointly and severally agree to immediately pay Advisor the applicable termination fee set forth in Schedule 10.2 in addition to all earned and unpaid amounts due under Section 5 of this Agreement. For the avoidance of doubt, after December 31, 2019 no termination fee will be payable. This Section 10.2 shall survive any termination or assignment of this Agreement.

10.3	Additional Remedies; Equitable Relief.

(a)                                  The parties agree that any wrongful termination or breach by Owner or Vanquish Investor of its respective covenants set forth in this Agreement will cause not only financial harm but also substantial and irreparable harm to Advisor, such that money damages will not provide an adequate remedy for such harm. In the event of any such wrongful termination or breach, in addition to any other rights and remedies it may have, Advisor shall be entitled to (i) an injunction or injunctions (without the necessity of posting any bond or surety) immediately restraining Owner or Vanquish Investor from disclosing, transferring or using, in whole or in part, any Borrower Information, Proprietary Data or Deidentified Data for any purpose whatsoever pending final disposition of the claim of breach (“Breach”), (ii) specific performance (without the necessity of posting any bond or surety) of the covenants of Owner and Vanquish Investor set forth in Section 4.2 of this Agreement pending final disposition of the Breach and (iii) upon obtaining a final non-appealable judgment in favor of Advisor as to such claim of Breach (a “Judgment”), specific performance of all of the covenants, agreements and obligations of Owner and Vanquish Investor set forth in Section 10.3(b) below. The parties agree that the provisions of this Section 10.3(a) are necessary for the protection of the business and goodwill of Advisor and are considered by each of Owner and Vanquish Investor to be reasonable for such purpose.

(b)                                 In the event of a Judgment or wrongful termination following the final disposition in favor of Advisor of any action, suit, claim, investigation or proceeding relating to the wrongful termination (“Wrongful Termination”), in addition to any other rights and remedies Advisor may have, each of Owner and Vanquish Investor (i) agree that none of Owner, Vanquish Investor or any of their Affiliates shall disclose, transfer or use, in whole or in part, any Borrower Information, Proprietary Information or Deidentified Data for any purpose whatsoever without the prior written consent of Advisor, (ii) agree that none of Owner, Vanquish Investor or any of their Affiliates shall cause the removal of First Marblehead Data Services, Inc. as administrator of the NCSLT Trusts, without the prior written consent of Advisor, except to the extent required by the indenture trustee under any of the indentures or under any of the administration agreements to which any of the NCSLT Trusts is a party, (iii) agree that (A) immediately prior to such Wrongful Termination or Breach, Owner, Vanquish Investor and each of their Affiliates shall be deemed to have assigned, conveyed, transferred and granted to Advisor all of their right, title and interest in and to the Borrower Information, Proprietary Information and Deidentified Data, including, without limitation, all such Borrower Information, Proprietary Information and Deidentified Data that comes into existence after the date of Wrongful Termination or Breach, and agree that thereafter all rights to Borrower Information and Deidentified Data shall revert to and be vested in Advisor, (B) Advisor, and not Owner, Vanquish Investor or any of their Affiliates, shall be immediately treated as the sole owner of Borrower Information, Proprietary Information and Deidentified Data to the maximum extent permitted under all Applicable Law, including but not limited to the Graham-Leach-Bliley Act and other data privacy and security statutes, following the date of such Wrongful Termination or Breach, (C) for the sole purpose of consummating the transfer described in clause (A) of this subsection (iii), Advisor is granted a power of attorney to act on behalf of Owner, Vanquish Investor and each of their Affiliates to assign, transfer, convey and grant such rights to Advisor, which power is coupled with an interest, the value of which is hereby acknowledged by all of the parties and (D) each of Owner, Vanquish Investor and any of their Affiliates shall promptly send to Advisor in electronically readable format all copies of all Borrower Information and Deidentified Data and shall, at the request of Advisor, destroy (and certify the destruction of) such Borrower Information and Deidentified Data (other than Deidentified Data in the form of servicer reports or other information provided to the holders of securities of the NCSLT Trusts, which each of Purchaser and Vanquish Investor shall be entitled to retain and use as it sees fit) by (Y) burning, pulverizing or shredding of papers containing Borrower Information or Deidentified Data so that the Borrower Information and Deidentified Data cannot practicably be read or reconstructed and (Z) ensuring the destruction or erasure of electronic media containing Borrower Information or Deidentified Data so that the Borrower Information and Deidentified Data cannot practicably be read or reconstructed, (iv) if the transfer pursuant to subsection (iii) above is not enforceable, agree to immediately grant to Advisor, and hereby grant to Advisor, an unlimited, perpetual, exclusive, transferable and irrevocable royalty-free license to any and all Borrower Information, Proprietary Information and Deidentified Data, including all such Borrower Information, Proprietary Information and Deidentified Data that comes into existence after the date of Wrongful Termination or Breach and (v) shall immediately provide irrevocable instruction to each servicer of the Student Loans to send to Advisor (and not to Owner, Vanquish Investor or any of their Affiliates) all monthly reports relating to the Student Loans provided by such servicers. The parties agree that substantial and irreparable harm would occur to Advisor, such that money damages will not provide an adequate remedy for such harm, if this Section 10.3(b) were not performed in accordance with its terms. The parties agree that the provisions of this Section 10.3(b) are necessary for the protection of the business and goodwill of Advisor and are considered by each of Owner and Vanquish Investor to be reasonable for such purpose. This Section 10.3(b) shall survive any termination or assignment of this Agreement.

10.4                           Bankruptcy. Any rights or licenses granted pursuant to this Agreement are or will be, for all purposes of Section 365(n) of Title 11 of the United States Code (the “Bankruptcy Code”), licenses of rights to “intellectual property,” within the meaning of the Bankruptcy Code. Each of Owner and Vanquish Investor agrees that Advisor as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under Section 365(n) of the Bankruptcy Code. In the event that a case under the Bankruptcy Code is commenced by or against either owner or Vanquish Investor, each of Owner and Vanquish Investor agrees that it will not (a) terminate or reject this Agreement or (b) assign or sell the intellectual property licensed hereunder without Advisor’s written consent. All rights, powers and remedies of Advisor provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity in the event of the commencement of a case under the Bankruptcy Code by or against either Owner or Vanquish Investor. The parties further agree that they intend the foregoing rights to extend to the maximum extent permitted by law, including the right to continue to receive and access any and all Borrower Information, Proprietary Information and Deidentified Data.

11.                                 TAX TREATMENT. Advisor shall report as income from the transaction, and Owner shall accrue as a liability (the corresponding deduction of Owner or Vanquish Investor, as the case may be, being subject to any deferral requirement of the Internal Revenue Code), any amount that shall meet any of the conditions set forth in Section 5, in the calendar month preceding the month in which paid (the “Method”), provided, however, that Owner and Vanquish Investor shall not be required to account for the payment in accordance with the Method if:

(a)                                  there is a final determination by a court having jurisdiction over Advisor that such Method is contrary to applicable tax law; which decision Advisor has appealed to the court of last resort without reversal or which Advisor has concluded it will not appeal;

(b)                                 there is either a published IRS ruling, or a change in a provision of the Internal Revenue Code or regulations issued thereunder, concluding that such Method is no longer valid; or

(c)                                  Advisor shall notify Owner that it is not following the Method.

Advisor shall notify Owner in the event that at any time it has elected not to follow the Method pursuant to Section 11(a) or Section 11(c), whether as a result of its own decision or otherwise, within 60 days of the time it stops using or intends to stop using the Method. Owner shall notify Advisor 60 days prior to filing a tax return reflecting its opinion that the condition contained in Section 11(b) has been met, and shall describe the basis for Owner’s opinion. Any disputes regarding whether the condition contained in Section 11(b) has been met shall be resolved by the Independent Accountants.

12.                                 AUDIT OF FEES. Each party may cause an audit of the cash flow payable to Advisor hereunder, including the calculations under this Agreement. An audit may be conducted by any accounting firm chosen by the party seeking such audit; provided, that, the party seeking such audit shall be solely responsible for the costs and expenses associated with such audit.

13.                                 NOTICES. All notices, demands and other communications which may be or are required to be given hereunder or with respect hereto shall be in writing and shall be deemed given two (2) business days following the date when mailed, postage prepaid, by certified mail, return receipt requested, or when delivered by overnight courier service addressed to Owner and/or Vanquish Investor or to Advisor at its address as set forth on the signature page of this Agreement or to such other address as a party may designate hereafter by written notice to the other parties.

14.                                 MISCELLANEOUS.

14.1                           Covenant of Further Assurances. The parties hereto covenant and agree that they shall execute and deliver any and all additional writings, instruments and other documents and shall take such further action as shall be reasonably required in order to effectuate the intent, terms and purposes of this Agreement, including without limitation Sections 2.3 and 10.3 hereof.

14.2         Amendment and Waivers.  This Agreement (including the exhibit attached hereto) may be amended or waived only by a writing signed by all parties hereto, and such waiver shall be effective only in the specific instance and for the specific purpose for which given.

14.3         Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within such State, without giving effect to conflicts of laws principles thereof (other than Section 5-1401 of the New York General Obligations Law).

14.4         Execution in Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which when taken together shall be deemed to be one and the same instrument.

14.5         Effectiveness of Agreement; Entire Agreement.  The term of this Agreement shall become effective upon the date hereof and shall continue until the termination and dissolution of all of the NCSLT Trusts.  This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

14.6         General Interpretive Principles.  For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)           the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)           accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c)           references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs, and other subdivisions of this Agreement;

(d)           a reference to a subsection without further reference to a Section is a reference to such subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e)           the words “herein,” “hereof,” “hereunder,” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f)            the term “include” or “including” shall mean without limitation by reason of enumeration.

14.7         Section Headings.  The section headings contained herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

14.8         Severability.  Any section, clause, sentence, provision, subparagraph or paragraph of this Agreement held by a court of competent jurisdiction to be invalid, illegal, unenforceable or ineffective shall not impair, invalidate or nullify the remainder of this Agreement, but the effect thereof shall be confined to the section, clause, sentence, provision, subparagraph or paragraph so held to be invalid, illegal, unenforceable or ineffective.  In the event of any such determination affecting any of Sections 10.3 and 10.4 hereof, the parties agree to negotiate in good faith to modify this Agreement to the limited extent necessary to restore the original intent and purpose of those Sections.

14.9         Limited Recourse.  Advisor agrees that any claims that it may seek to enforce at any time against Owner or Vanquish Investor is limited to the Cash Flows and proceeds of any Financing or sale of the Residuals and does not represent a claim against the assets of Owner or Vanquish Investor as a whole or any assets other than the Cash Flows and proceeds of any Financing or sale of the Residuals.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

OWNER:

VCG OWNERS TRUST

By: VCG Securities LLC, as Sponsor and Beneficial Owner

By:	/s/ Donald S. Uderitz
Name:	Donald S. Uderitz
Title:	Member and Manager
Address:	407 SE 1st Street
Delray Beach, FL 33483

VANQUISH INVESTOR:

VCG SECURITIES LLC

By:	/s/ Donald S. Uderitz
Name:	Donald S. Uderitz
Title:	Member and Manager
Address:	407 SE 1st Street
Delray Beach, FL 33483

ADVISOR:

THE FIRST MARBLEHEAD CORPORATION

By:	/s/ Gary F. Santo, Jr.
Name:	Gary F. Santo, Jr.
Title:	Managing Director
Address:	The First Marblehead Corporation
The Prudential Tower 800 Boylston Street - 34th Floor Boston, MA 02199-8157

FIRST MARBLEHEAD EDUCATION RESOURCES, INC.

By:	/s/ Kenneth Klipper
Name:	Kenneth Klipper
Title:	Treasurer
Address:	The First Marblehead Corporation
The Prudential Tower 800 Boylston Street - 34th Floor Boston, MA 02199-8157

SCHEDULE 1.6

TRUSTS

The National Collegiate Student Loan Trust 2003-1

The National Collegiate Student Loan Trust 2004-1

The National Collegiate Student Loan Trust 2004-2

The National Collegiate Student Loan Trust 2005-1

The National Collegiate Student Loan Trust 2005-2

The National Collegiate Student Loan Trust 2005-3

The National Collegiate Student Loan Trust 2006-1

The National Collegiate Student Loan Trust 2006-2

The National Collegiate Student Loan Trust 2006-3

The National Collegiate Student Loan Trust 2006-4

The National Collegiate Student Loan Trust 2007-1

The National Collegiate Student Loan Trust 2007-2

The National Collegiate Student Loan Trust 2007-3

The National Collegiate Student Loan Trust 2007-4

The National Collegiate Master Student Loan Trust I

SCHEDULE 10.2

TERMINATION FEES

Date of Termination	Termination Fee

March 31, 2009 - December 31, 2009	$49,000,000

January 1, 2010 - December 31, 2010	$48,000,000

January 1, 2011 - December 31, 2011	$47,000,000

January 1, 2012 - December 31, 2012	$46,000,000

January 1, 2013, December 31, 2013	$45,000,000

January 1, 2014 - December 31, 2014	$44,000,000

January 1, 2015 - December 31, 2015	$43,000,000

January 1, 2016 - December 31, 2016	$42,000,000

January 1, 2017 - December 31, 2017	$41,000,000

January 1, 2018 - December 31, 2018	$40,000,000

January 1, 2019 - December 31, 2019	$39,000,000

EXHIBIT A

Form of Assignment and Assumption Agreement

See attached.

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT, dated [___________] (this “Assignment Agreement”), is by and between [                    ], a [                    ] (“Seller”) and [_______________], a [_______________] (“Buyer”).

RECITALS

WHEREAS, The First Marblehead Corporation, a Delaware corporation (“FMC”), First Marblehead Education Resources, Inc., a Delaware corporation (“FMER”), VCG Owners Trust, a Delaware statutory trust (“VCG”), and VCG Securities LLC, a Florida limited liability company (“Vanquish Investor”), entered into that certain Asset Services Agreement dated as of March 31, 2009 (the “Asset Services Agreement”), pursuant to which VCG retained FMC and FMER, together as Advisor to provide certain advice and services to VCG with respect to the Residuals (as defined herein) on the terms and conditions set forth in the Asset Services Agreement;

WHEREAS, the Asset Services Agreement provides prior to or simultaneous with any transfer of the Trust Certificate and/or all or any portion of the Residuals, VCG and Vanquish Investor shall require such third party, and such third party shall agree, to execute and deliver this Assignment Agreement prior to or simultaneously with any such transfer;

WHEREAS, Buyer and Seller have entered into that certain [Purchase Agreement], dated as of [___________] (the “Agreement”), pursuant to which Seller will transfer to Buyer the Trust Certificate and/or all or any portion of the Residuals; and

WHEREAS, the parties intend that FMC and FMER each be a third party beneficiary of the representations, warranties, covenants and obligations for the benefit of Advisor hereunder.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows.

AGREEMENT

1.             Definitions. Except as otherwise specified or as the context may otherwise require, the following terms have the meanings set forth below whenever used in this Assignment Agreement (terms defined in the singular to have a correlative meaning when used in the plural and vice versa):

“Asset Services Agreement” has the meaning set forth in the recitals.

“Assignment Agreement” has the meaning set forth in the introductory paragraph.

“Associated With” means having (i) served as an officer, director, general partner, managing member, trustee (or in a similar position) or (ii) held more than a 10% ownership, membership or partnership interest at any time.

“Bankruptcy Code” has the meaning set forth in Section 6(c) of this Assignment Agreement.

“Buyer” has the meaning set forth in the introductory paragraph.

“Buyer Principal” means any officer, director, general partner, managing member, trustee (or someone holding a similar position) and any person or entity with more than a 10% ownership, membership or partnership interest in Buyer at any time.

“Data Sharing and License Agreement” means the Data Sharing and License Agreement dated as of March 31, 2009 entered into by and between FMC and VCG.

“FMC” has the meaning set forth in the recitals.

“FMER” has the meaning set forth in the recitals.

“NCSLT Trusts” means certain trusts, listed in the Purchase Agreement (as defined herein), each owning a portfolio of private credit student loans.

“NC Trust” means NC Residuals Owners Trust, a Delaware statutory trust.

“Purchase Agreement” means the Purchase Agreement dated as of March 31, 2009 by and among FMC, VCG, and Vanquish Investor.

“Residuals” means certificates of certain beneficial ownership interests in the NCSLT Trusts.

“Seller” has the meaning set in the introductory paragraph.

“Trust Certificate” means the Trust Certificate No. 1 of NC Trust, representing all of the certificates of beneficial ownership of NC Trust.

“VCG” has the meaning set forth in the recitals.

“Vanquish Investor” has the meaning set forth in the recitals.

2.             Other Interpretive Provisions.

(a)           Capitalized terms used herein without definition shall have the meanings assigned to them in the Asset Services Agreement.

(b)           Section 14.6 of the Asset Services Agreement is incorporated by reference into this Assignment Agreement.

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3.             Representations, Warranties and Covenants of Buyer. Buyer hereby makes the following representations, warranties and covenants to Seller, which representations, warranties and covenants Seller shall be deemed to have relied on in entering into this Assignment Agreement.

(a)           Buyer is a [              ], which is duly organized, validly existing and in good standing under the laws of the State of [                        ] as of the date hereof.

(b)           There are no actions, suits, proceedings or investigations pending or, to the knowledge of Buyer, threatened against Buyer or any of its Affiliates before any governmental authority having jurisdiction over Buyer, any of its Affiliates or any of their respective properties: (i) asserting the invalidity of this Assignment Agreement, the Agreement or any of the other related transaction documents or (ii) seeking to prevent the consummation of any of the transactions contemplated by this Assignment Agreement, the Agreement or any of the other related transaction documents.

(c)           No consent, approval, authorization or order of any court, governmental agency or other body, third party, or shareholders relating to the execution, delivery and performance of this Assignment Agreement, the Agreement and the transactions contemplated hereby and thereby, and the transfer of legal title to the Trust Certificate to Buyer, is required as to Buyer or any of its Affiliates or, if required, such consent, approval, authorization, or order has been obtained.

(d)           Buyer has the full legal right and power and all authority and approval required to enter into, execute and deliver this Assignment Agreement and the Agreement, and to perform fully its respective obligations hereunder and thereunder. Each of this Assignment Agreement and the Agreement has been duly executed and delivered by Buyer and is the valid and binding obligation of Buyer enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity). The execution and delivery of this Assignment Agreement and the Agreement and the consummation by Buyer of the transactions contemplated hereby and thereby will not conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a default under or a violation of, any statute, regulation, order, judgment or decree applicable to Buyer, or any instrument, contract or other agreement to which Buyer is a party, or any instrument, contract or other agreement to which Buyer may be bound or subject.

(e)           None of Buyer, any Affiliate of Buyer, any Buyer Principal or any entity previously Associated With, Buyer, any Affiliate of Buyer or any Buyer Principal, (i) has been the subject of criminal proceeding (excluding traffic violations or other minor misdemeanors) or is the subject of a criminal proceeding as of the date hereof, (ii) has participated in any reportable or listed transaction as defined in Section 6011 of the Internal Revenue Code, (iii) has been the subject of any civil action or regulatory proceeding alleging a violation of federal or state tax, securities, banking or commodities

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law or regulation or (iv) has been the subject of any action by a banking or securities regulatory or self-regulatory authority having jurisdiction over Buyer or Affiliate of Buyer to revoke or suspend a professional license, registration or certification.

(f)            Buyer hereby agrees and covenants that it shall (i) neither use nor disclose the Borrower Information or Deidentified Data (each as defined in the Data Sharing and License Agreement) in contravention of Applicable Law or for any purpose resulting in a competitive harm to, or otherwise adversely affecting the business of, FMC and its Affiliates, (ii) not terminate the Data Sharing and License Agreement for any reason other than in accordance with Section 3 thereof, including giving effect to any applicable cure period provided therein and (iii) not cause the removal of First Marblehead Data Services, Inc. as administrator of the NCSLT Trusts without the prior written consent of FMC, except to the extent required by the indenture trustee under any of the indentures or under any of the administration agreements to which any of the NCSLT Trusts is a party. For the avoidance of doubt, disclosure of Borrower Information or Deidentified Data in connection with a Financing shall not be deemed to result in competitive harm to FMC.

(g)           Buyer hereby has completed and delivered to FMC a Certificate of Buyer, in the form attached hereto as Exhibit A, setting forth its answers to the four questions included thereon, and all the information provided by Buyer therein is true, correct and complete.

(h)           Buyer hereby agrees and covenants that prior to or simultaneously with any subsequent transfer of the Trust Certificate and/or all or any portion of the Residuals, Buyer shall require such transferee, and such transferee shall agree, to execute and deliver an Assignment and Assumption Agreement.

4.             Assumption by Buyer of Representations, Warranties, Covenants and Obligations of Seller. In addition to the representations, warranties and covenants of Buyer set forth in Section 3 hereof, Buyer hereby adopts and assumes, and covenants and agrees to fully perform, each of the following:

(a)           the Asset Services Agreement and all obligations, covenants and duties of “Owner” as a party thereunder, including without limitation the obligations to pay fees to Advisor pursuant to Sections 5 and 10 thereof and the provisions of Section 14.2 thereof; and

(b)           the Data Sharing and License Agreement including all the terms and conditions set forth therein.

5.             Survival. The parties hereby agree that each of the representations, warranties and covenants in Section 3 and Section 4 herein, including the representations, warranties and covenants contained in the Purchase Agreement which are assumed by Buyer pursuant to this Assignment Agreement, shall survive this Assignment Agreement and the Agreement and the consummation of the transactions contemplated therein.

6.             Remedies for Breach. The parties hereby acknowledge that the remedies set forth in Section 10.3 of the Asset Services Agreement are incorporated specifically herein; provided that any and all references therein to “Owner” and “Vanquish Investor” shall be deemed to mean

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“Buyer” and any and all references therein to “Advisor” shall be deemed to mean “Seller;” provided further that, consistent with Section 15 of this Assignment Agreement, each of FMC and FMER is an express third party beneficiary with respect to such remedies of Seller being incorporated herein and each of FMC and FMER shall have the right to enforce any rights, remedies or benefits of Seller under those provisions as incorporated herein.

7.             Clarification in Asset Services Agreement. Following the execution and delivery of this Assignment Agreement, the parties agree that with respect to each of the representations and warranties of Owner and Vanquish Investor that are being made by Buyer, and each of the covenants of Owner and Vanquish Investor that are being assumed by Buyer pursuant to this Assignment Agreement, the name of Buyer shall be deemed to have been substituted for the name of Owner and Vanquish Investor where such name of Owner and Vanquish Investor specifically appears in the representations, warranties and covenants made by Owner and Vanquish Investor in the Asset Services Agreement, solely for the limited purpose of clarifying that Buyer is making such representations and warranties, and assuming such covenants, only as to itself and not as to Owner or Vanquish Investor, as of the date hereof.

8.             Amendments. No provision of this Assignment Agreement may be amended, modified or waived except by written agreement duly executed by each of the parties hereto.

9.             Notices. All notices, requests or other communications to or upon any party hereto in connection herewith shall be given in the manner prescribed in the Agreement.

10.           Headings. The section headings used in this Assignment Agreement are for convenience of reference only and shall not be used or construed to define, interpret, expand or limit any provision hereof.

11.           Counterparts. This Assignment Agreement may be executed in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

12.           Governing Law. This Assignment Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within such State, without giving effect to conflicts of laws principles thereof (other than Section 5-1401 of the New York General Obligations Law).

13.           Entire Agreement. This Assignment Agreement and the Agreement (together with their exhibits and schedules) represent the entire agreement of the parties with respect to the subject matter hereof and thereof and supersede and cancel any prior oral or written agreement, letter of intent or understanding with respect to such subject matter.

14.           Successors. This Assignment Agreement shall inure to the benefit of, be binding upon and be enforceable by and against the parties hereto, and their respective successors and assigns.

15.           Third Party Beneficiaries. Seller and Buyer hereby agree that each of FMC and FMER is an express third party beneficiary under this Assignment Agreement and that each of FMC and FMER shall have the right to enforce any rights, remedies or benefits under or by reason of this Assignment Agreement as if it were a party to this Agreement to the same extent as Seller.

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Except as provided for herein, there are no other third party beneficiaries under this Assignment Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Assignment Agreement has been duly executed by the parties hereto on the date first above written.

BUYER:

[____________]

By:
Name:
Title:

SELLER:

[____________]

By:
Name:
Title:

EXHIBIT A

Certificate of Buyer

For purposes of the questions below:

“Buyer” means [                          ].

“Buyer Principal” means [                          ].

“associated with” means having (i) served as an officer, director, general partner, managing member, trustee (or similar position) or (ii) held more than a 10% ownership, membership or partnership interest at any time.

“Affiliates” means any entity (including predecessors) directly or indirectly controlled by or under common control with Buyer.

1.

Is Buyer, any Affiliate, any Buyer Principal or any entity currently associated with Buyer the subject of any threatened or pending litigation, investigation or regulatory proceeding (including Securities and Exchange Commission proceedings)?

Yes / No

2.	Has Buyer, any Affiliate, any Buyer Principal or any entity currently associated with Buyer ever been involved in or is currently contemplating any bankruptcy, receivership or similar proceeding?	Yes / No

3.	Has Buyer, any Affiliate, any Buyer Principal or any entity currently associated with Buyer filed all income tax returns that they have been required to file, and paid all of its respective taxes?	Yes / No

4.	Has Buyer, any Affiliate, any Buyer Principal or any entity currently associated with Buyer received a federal or state tax assessment?	Yes / No

If the answer to any of the above questions is “yes”, please provide pertinent details below as to the circumstances.